Exhibit 99.1

Ebix, Inc. Enters into Merger Agreement to be acquired by an Affiliate of Goldman Sachs for $20 Per Share in Cash

ATLANTA, GA – May 1, 2013 – Ebix, Inc., (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today announced that it has entered into a definitive merger agreement to be acquired by an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”) in a transaction valued at approximately $820 million, including the assumption of any outstanding debt.

Under the terms of the agreement, Ebix shareholders will receive $20.00 per share in cash. This represents a premium of approximately 18% over Ebix’s average daily closing price over the preceding 30 days.

“After considering a number of potential alternatives, the Ebix board, acting on the recommendation of a special committee comprised entirely of independent directors, unanimously approved this transaction, which provides significant and immediate value to shareholders,” said Robin Raina, Chairman and Chief Executive Officer of Ebix. “With our market-leading servicing platforms and talented team of insurance and technology professionals, Ebix will be well-positioned as a private company to continue to execute on our strategic initiatives and pursue growth opportunities around the world.”

“We have great respect for Ebix and its strong commitment to providing customers with the highest quality of software and E-commerce services in the insurance industry,” said Sumit Rajpal, Managing Director, Goldman Sachs. “We look forward to working with the Company and helping it maximize its growth potential.”

The board of directors of Ebix, on the unanimous recommendation of a special committee of independent directors of the board, has approved the merger agreement and has resolved to recommend that Ebix shareholders approve the transaction. Robin Raina and the Rennes Fondation, which together own approximately 19% of the outstanding common shares, have entered into separate voting agreements under which they have agreed, subject to certain exceptions, to vote their respective shares in favor of the proposed transaction. Robin Raina and the Rennes Fondation will continue to be meaningful equity investors in Ebix.

The merger agreement contains a “go-shop” provision under which Ebix may solicit alternative proposals from third parties during the next 45 calendar days on customary terms and conditions for transactions of this nature. Ebix’s special committee, with the assistance of its advisors, will actively solicit acquisition proposals during this period. There can be no assurances that this process will result in any alternative transaction.

The proposed transaction is subject to antitrust approvals, shareholder approval and other customary closing conditions. The transaction, which is not conditioned upon financing, is expected to close in the third quarter of 2013. At that time, Ebix will become a private company and its shares will no longer be listed on any public exchange.

Ebix will be submitting a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) containing a summary of terms and conditions of the proposed transaction and merger agreement.

Morgan Stanley & Co. LLC acted as financial advisor to the special committee of the board of Ebix and has provided a fairness opinion in connection with the transaction. Alston & Bird LLP and Richards, Layton & Finger, P.A. acted as legal advisors to the special committee.

Goldman, Sachs & Co. and Credit Suisse AG acted as financial advisors to Goldman Sachs and have provided debt financing commitments for the transaction. Davis Polk & Wardwell LLP acted as legal advisor to Goldman Sachs.

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

About Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world. For more information on Goldman Sachs, please visit www.gs.com.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Ebix related to the merger agreement; the inability to complete the proposed transaction due to the failure to obtain shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including the receipt of all regulatory approvals related to the proposed transaction; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law. This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent filings with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Ebix will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://ebix.com/reports.aspx or by directing a request to: Ebix, Inc., 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328, Attn: Investor Relations, (678) 281-2043, IR@ebix.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

CONTACTS:

Investors Steven Barlow, IR, 678-281-2043 or steve.barlow@ebix.com Aaron Tikkoo, IR, 678 -281-2027 or atikkoo@ebix.com	Media Andy Brimmer / Tim Lynch / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449